Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-58396, 33-67218, 33-58797, 33-56721,
     333-45402, and 333-59722) of Stanley Furniture Company, Inc. of our report dated February 7, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Richmond, Virginia

February 7, 2005